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                                                                    Exhibit 4(g)
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                            CERTIFICATE OF TRUST OF
                         CP&L ENERGY CAPITAL TRUST II


     THIS CERTIFICATE OF TRUST of CP&L Energy Capital Trust II (the "Trust"), dated November 6, 2000, is being duly executed and filed by Bank One Delaware, Inc., a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).
                                                     -- ---

     1. Name. The name of the business trust formed hereby is "CP&L Energy
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Capital Trust II."

     2. Delaware Trustee. The name and address of the trustee of the Trust with
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a principal place of business in the State of Delaware is: Bank One Delaware,
Inc., Three Christiana Center, 201 North Walnut Street, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective upon its
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filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first written above.



                                      BANK ONE DELAWARE, INC.,
                                      not in its individual capacity, but solely as trustee


                                      By:   /s/ Sandra L. Caruba
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                                            Sandra, L. Caruba, Vice President


                                      /s/  Thomas R. Sullivan
                                      ------------------------------------------
                                      Thomas R. Sullivan, Administrative Trustee